UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, New York, New York 10105

(Address of principal executive offices) (Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On July 31, 2025, subsidiaries of Equitable Holdings, Inc., a Delaware corporation (the “Company”), Equitable Financial Life Insurance Company, a New York-domiciled insurance company (“EFLIC”), Equitable Financial Life Insurance Company of America, an Arizona-domiciled insurance company (“EFLOA”), and Equitable Financial Life and Annuity Company, a Colorado-domiciled insurance company (“EFLA” and, together with EFLIC and EFLOA, the “Ceding Companies” and each, a “Ceding Company”), completed the transactions (the “Transaction”) contemplated by the previously announced Master Transaction Agreement, dated February 23, 2025 (the “Agreement”), by and among EFLIC, EFLOA, EFLA and RGA Reinsurance Company, a Missouri-domiciled insurance company (the “Reinsurer”).

At the closing of the Transaction, (i) each of EFLIC and EFLOA entered into a separate coinsurance and modified coinsurance agreement with Reinsurer and (ii) EFLA entered into a coinsurance agreement with Reinsurer (each, a “Reinsurance Agreement” and, together, the “Reinsurance Agreements”), each with an effective date of April 1, 2025, pursuant to which each Ceding Company ceded to the Reinsurer a 75% quota share of such Ceding Company’s in-force individual life insurance block (the “Reinsured Contracts”). At the closing of the Transaction, assets supporting the general account liabilities relating to the Reinsured Contracts were deposited into a trust account for the benefit of EFLIC and a trust account for the benefit of EFLA and EFLOA, which assets will secure the Reinsurer’s obligations to each Ceding Company under the applicable Reinsurance Agreement. EFLIC and EFLOA reinsured the applicable separate accounts relating to the applicable Reinsured Contracts on a modified coinsurance basis. In addition, the investment of assets in each trust account will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The Reinsurance Agreements also contain additional counterparty risk management and mitigation provisions. Each Ceding Company will continue to administer the applicable Reinsured Contracts.

As part of the Transaction, on June 16, 2025, AllianceBernstein L.P., an affiliate of the Company (“AB”), entered into an investment advisory agreement with Reinsurer, pursuant to which AB will manage certain assets to be specified representing approximately 70% of assets supporting the reserves associated with the ceded policies under the Reinsurance Agreements.

The foregoing description of the Reinsurance Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the EFLIC Reinsurance Agreement and the EFLOA Reinsurance Agreement, copies of which will be filed along with the Company’s 10-Q for the fiscal quarter ending September 30, 2025.

Item 7.01	Regulation FD Disclosure

On July 31, 2025, the Company issued a press release announcing the completion of the Transaction. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Equitable Holdings, Inc., dated July 31, 2025 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: July 31, 2025	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Deputy General Counsel